Exhibit 99.1

Talon International, Inc. Reports
Third Quarter and Nine Months Financial Results for 2012

LOS ANGELES, Calif. — November 14, 2012 — Talon International, Inc. (OTCQB:TALN), a leading global supplier of zippers, apparel fasteners, trim and interlining products, reported financial results for the quarter and nine months ended September 30, 2012.

Highlights

•	Third Quarter 2012 sales increase 20% over same period in 2011.
•	Gross profit margin for the Third Quarter 2012 up 2.2 percentage points from 2011.

Financial Results

Total sales for the third quarter ended September 30, 2012 were $11.3 million; rising 20% or $1.9 million more than the same period in 2011.  Zipper product sales for the quarter ended September 30, 2012 were $5.7 million as compared to $5.0 million for the same quarter in 2011, and Trim product sales for the quarter ended September 30, 2012 were $5.5 million as compared to $4.4 million for the same quarter in 2011.  Total sales for the nine months ended September 30, 2012 were $33.2 million; an increase of $1.8 million or 5.8% compared to the same period in 2011.  Zipper product sales for the nine months ended September 30, 2012 were $17.1 million as compared to $17.8 million for the same period in 2011, and Trim product sales for the nine months ended September 30, 2012 were $16.1 million as compared to $13.6 million for the same period in 2011.   “We are very pleased with the sales gains achieved this quarter and year to date,” noted Lonnie Schnell, Talon’s CEO.  “The sales gains evidence the important strategic wins we continue to achieve as we target bringing new nominations of image-driven and performance active specialty brands to our roster of marquee customers, and as we further our expansion within the European marketplace,” Lonnie Schnell continued.

Gross profit for the quarter ended September 30, 2012 was $3.7 million or 32.3% of sales as compared to $2.8 million, or 30.1% of sales for the same quarter in 2011, an increase of $0.8 million and 2.2 percentage points. Gross profit for the nine months ended September 30, 2012 was $10.8 million, or 32.5% of sales, as compared to $9.8 million, or 31.2% of sales for the same period in 2011, an increase of $1.0 million or 1.3 percentage points.  The gross profit increases for the quarter and nine months ended September 30, 2012 as compared to the same period in 2011 were principally attributable to increased sales, an improved mix of higher-margin trim product sales, and a greater mix of sales to specialty retailers as opposed to mass merchandisers.

Operating expenses for the third quarter of 2012 and 2011 were $3.3 million and $3.0 million, respectively. Operating expenses for the first nine months of 2012 and 2011 were $9.9 million and $9.2 million, respectively. The increases in operating spending were associated with additions to our internal sales force and expanding our sales presence in Europe; non-operational professional and advisory fees; and higher legal costs associated with our efforts to secure patent and trademark rights worldwide. These spending increases were partially offset by lower overall net compensation costs.  Sales and marketing expenses for the quarter ended September 30, 2012 were $1.2 million as compared to $1.1 million for the same quarter in 2011.  Sales and marketing expenses for the first nine months of 2012 were $3.5 million; an increase of $0.4 million over for the same period in 2011.  General and administrative expenses for the quarter ended September 30, 2012 totaled $2.1 million compared to $1.8 million for the same period in 2011. General and administrative expenses for the nine months ended September 30, 2012 totaled $6.4 million, reflecting an increase of $0.3 million over the same period in 2011.

Provision for income taxes, net for the three months ended September 30, 2012 was $182,000, as compared to benefit from income taxes, net of $57,000 for the same period in 2011. For the nine months ended September 30, 2012 provision for income taxes was $176,000 as compared to $357,000 for the same period in 2011. The provision for income taxes, net for the nine months ended September 30, 2012 included the reversal of a potential tax liability of $196,000 established in 2007 for foreign tax positions that might have been subject to reversal upon a regulatory review.  During the first quarter of 2012, the time limit for assessment of the tax liability expired and the liability was removed.

The net income for the quarter ended September 30, 2012 was $187,000 as compared to a net loss of $126,000 for the same quarter in 2011. The net income for the nine months ended September 30, 2012 was $652,000 as compared to a net income of $129,000 for the same period in 2011.

Conference Call

Talon International will hold a conference call on Wednesday, November 14, 2012, to discuss its third quarter financial results for 2012. Talon’s CEO Lonnie D. Schnell will host the call starting at 4:30 P.M. Eastern Time. A question and answer session will follow the presentation.
To participate, dial the appropriate number 5-10 minutes prior to the start time, request the Talon International conference call and provide the conference ID.

Date: Wednesday, November 14, 2012
Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)
Domestic callers: 1-877-317-6789
International callers: 1-412-317-6789
Conference ID#: TALON

A replay of the call will be available after 7:30 p.m. Eastern Time on the same day and until December 14, 2012.  The toll-free replay call-in number is 1-877-870-5176 for domestic callers and 1-858-384-5517 for international.  Pin number 10021202.

About Talon International, Inc.

Talon International, Inc. is a global supplier of apparel fasteners, trim and interlining products to manufacturers of fashion apparel, specialty retailers, mass merchandisers, brand licensees and major retailers.  Talon manufactures and distributes zippers and other fasteners under its Talon® brand, known as the original zipper invented in 1893. Talon also designs, manufactures, engineers, and distributes apparel trim products and specialty waistbands under its trademark names, Talon®, TekFit® and Tag-It to major apparel brands and retailers including Abercrombie and Fitch, Polo Ralph Lauren, Kohl’s, J.C. Penney, Fat Face, Victoria’s Secret, Wal-Mart, Tom Tailor, Phillips-Van Heusen, and Juicy Couture. The company has offices and facilities in the United States, United Kingdom, Hong Kong, China, Taiwan, India and Bangladesh.

Company Contact

Talon International, Inc.
Rayna Hernandez
Tel (818) 444-4128
raynah@talonzippers.com

TALON INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net sales	$11,288,717	$9,404,648	$33,214,516	$31,385,122
Cost of goods sold	7,637,845	6,576,861	22,434,159	21,603,444
Gross profit	3,650,872	2,827,787	10,780,357	9,781,678

Sales and marketing expenses	1,205,552	1,137,597	3,469,024	3,101,644
General and administrative expenses	2,070,088	1,847,645	6,435,569	6,126,856
Total operating expenses	3,275,640	2,985,242	9,904,593	9,228,500

Income (loss) from operations	375,232	(157,455)	875,764	553,178

Interest expense, net	5,950	25,484	47,710	67,117

Income (loss) before provision for income taxes	369,282	(182,939)	828,054	486,061
Provision for (benefit from) income taxes, net	182,417	(56,919)	175,685	356,684

Net income (loss)	$186,865	$(126,020)	$652,369	$129,377

Series B Preferred Stock Liquidation Preference Increase	(857,877)	(739,549)	(2,408,257)	(2,076,084)
Loss applicable to Common Shareholders	$(671,012)	$(865,569)	$(1,755,888)	$(1,946,707)

Per share amounts:
Net income (loss) per share	$0.01	$(0.01)	$0.03	$0.01
Available to Preferred Shareholders	(0.04)	(0.03)	(0.11)	(0.11)
Basic and diluted net loss per share applicable to Common Shareholders	$(0.03)	$(0.04)	$(0.08)	$(0.10)

Weighted average number of common shares outstanding – Basic and diluted	22,911,678	20,602,982	22,141,684	20,421,664

Net income (loss)	$186,865	$(126,020)	$652,369	$129,377
Other comprehensive income (loss) -
Foreign currency translation	(24,414)	19,340	(10,728)	(2,319)
Total comprehensive income (loss)	$162,451	$(106,680)	$641,641	$127,058

 TALON INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2012	December 31, 2011
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,825,046	$5,749,341
Accounts receivable, net	4,447,029	3,777,771
Inventories, net	674,413	1,076,522
Prepaid expenses and other current assets	562,067	314,761
Total current assets	12,508,555	10,918,395

Property and equipment, net	861,805	1,092,609
Intangible assets, net	4,279,146	4,110,751
Other assets	193,267	236,411
Total assets	$17,842,773	$16,358,166

Liabilities, Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$7,233,136	$6,607,041
Accrued expenses	1,693,906	1,543,465
Notes payable to related parties	-	239,942
Other notes and current portion of capital lease obligations	3,333	73,148
Total current liabilities	8,930,375	8,463,596

Capital lease obligations, net of current portion	657	10,461
Deferred income taxes	950,224	751,148
Other liabilities	178,745	379,803
Total liabilities	10,060,001	9,605,008

Series B Convertible Preferred Stock, $0.001 par value; 407,160 shares authorized, issued and outstanding	23,079,995	20,671,738

Stockholders’ Equity (Deficit):
Series A Preferred Stock, $0.001 par value; 250,000 shares authorized; no shares issued or outstanding	-	-
Common Stock, $0.01 par value, 100,000,000 shares authorized; 23,400,808 and 21,000,808 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	23,401	21,001
Additional paid-in capital	58,333,684	57,948,111
Accumulated deficit	(73,705,809)	(71,949,921)
Accumulated other comprehensive income	51,501	62,229
Total stockholders’ equity (deficit)	(15,297,223)	(13,918,580)
Total liabilities, preferred stock and stockholders’ equity (deficit)	$17,842,773	$16,358,166